Exhibit 99.1

PRESS RELEASE

For Immediate Release

Corgenix Announces Preliminary Revenue and Net Loss Results for Quarter ended September 30, 2014

First quarter revenue down and expenses up from previous year

DENVER — October 29, 2014 — Corgenix Medical Corporation (OTC BB: CONX.OB), a worldwide developer and marketer of diagnostic test kits, today reported preliminary revenue results for the first quarter (ended September 30, 2014), which came in at approximately $2.2 million versus approximately $2.9 million for the same quarter in the previous year. In addition, due to the lower revenues and the expenses related to the pending strategic merger with Orgentec Diagnostika, the Company incurred a net loss for the period of approximately $770,000 versus net income of approximately $84,000 for the same quarter in the previous year.

“The first quarter weakness resulted from a slowdown in demand from a major customer for our Aspirin Works product and for our contract manufactured end products,” said Douglass Simpson, Corgenix President and Chief Executive Officer. “The Company also incurred approximately $600,000 in expenses associated with its review of strategic alternatives and the definitive agreement to be acquired by Orgentec Diagnostika.”

The Company expects to release its complete financial results for the recently ended quarter on or about November 7, 2014.

About Corgenix Medical Corporation

Corgenix is a leader in the development and manufacturing of specialized diagnostic kits for immunology disorders, vascular diseases (including the world’s only non-blood-based test for aspirin effect), bone and joint disorders and a line of unique detection products for viral hemorrhagic disease. Corgenix diagnostic products are commercialized for use in clinical laboratories throughout the world. The company currently sells over 50 diagnostic products through a global distribution network and has significant experience in product submissions to the FDA and other worldwide regulatory authorities. Additionally, Corgenix contract develops and manufactures products for key medical and life science companies in state-of-the-art facilities in Colorado. The company operates under a Quality Management System that is ISO 13485:2012 certified and compliant with FDA regulations. More information is available at www.corgenix.com (Corporate website) and www.corgenix.net (Contract Services website).

Company Contact:

Corgenix Medical Corp.

William Critchfield, Senior VP Operations and Finance and Chief Financial Officer

Phone: 303-453-8903

Email: wcritchfield@corgenix.com

Media Contact:

Dan Snyders
Vice President and Public Relations Supervisor
Armada Medical Marketing
Phone: 303-623-1190 x 230
Fax: 303-623-1191
dan@armadamedical.com

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements, including statements about the Company’s financial outlook and expected results for the first quarter of 2015.  These forward-looking statements are based on the Company’s expectations and assumptions, as of the date such statements are made.

These forward-looking statements are based upon information presently available to the Company’s management and are inherently subjective, uncertain and subject to change, due to any number of risks and uncertainties. Factors that could cause events not to occur as expressed in the forward-looking statements in this document include, among others, the risk factors detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014, filed with the SEC on September 17, 2014 under the captions “Forward Looking Statements” and “Risk Factors” and otherwise in the Company’s reports and filings with the Securities and Exchange Commission. Many of these factors are beyond the Company’s ability to control or predict. You should not place undue reliance on any forward-looking statements, since those statements speak only as of the date that they are made. The Company assumes no obligation to update, revise or correct any forward-looking statements after the date of this document or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise, except as otherwise may be required by law.